Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2011 Stock Incentive Plan and the 2011 Employee Stock Purchase Plan of our report dated March 14, 2012, with respect to the consolidated financial statements of Clovis Oncology, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado

June 20, 2012